SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 17, 2007

FNBH BANCORP, INC.
(Exact name of registrant
as specified in charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification No.)

101 East Grand River Howell, Michigan (Address of principal executive office)	48843 (Zip Code)

Registrant’s telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        (e)        Amendment of Compensatory Plan.

FNBH Bancorp, Inc. and its wholly owned subsidiary, First National Bank in Howell, maintain a Profit Sharing Bonus Incentive Plan that provides cash incentive bonuses for employees of the Bank based on its performance during a fiscal year. This Plan is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2007.

The Board of Directors has amended the Plan with respect to the Bank’s performance for 2007. As amended, if the Bank’s return on assets is between the 40th and 50th percentile of the Bank’s peer group, employees participating in the Plan (including executive officers) will receive a cash bonus equal to 5% of their base compensation, with an additional 5% of their base compensation as a discretionary pool for the officer level, including executive officers. If the Bank’s return on assets for 2007 is below the 40th percentile of the Bank’s peer group, there will be no percentage bonus paid out under the Plan; however, in that case, a discretionary bonus pool in the aggregate amount of $200,000 may be paid out to various employees (which may or may not include any officers). All payouts under the amended Plan are subject to the approval of the Compensation Committee, a sub committee of the Board of Directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 2007	FNBH BANCORP, INC. (Registrant) By: /s/ Janice B. Trouba —————————————— Janice B. Trouba Chief Financial Officer